Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of CyrusOne Inc., pertaining to the CyrusOne 2012 Long Term Incentive Plan of our reports dated October 7, 2010, and June 1, 2012, on our audits of the financial statements of Cyrus Networks, LLC, for the years ended December 31, 2009, 2008 and 2007 all included in the Registration Statement (No. 333-183132) on Form S-11 and final prospectus of CyrusOne Inc. filed with the Securities and Exchange Commission.

/s/ BKD, LLP

Houston, Texas
January 22, 2013